Exhibit 3.78(a)
PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU Articles of Incorporation-For Profit (15 Pa.C.S) Entity Number Business-stock (§ 1306)Management (§ 2703) Business-nonstock (§ 2102) Professional (§ 2903) ILLEGIBLE Business-statutory close (§ 2303) Insurance (§ 3101) Cooperative (§7102) Name Address Document will be returned to the name and address you enter to the left. City State Zip Code Fee: $125 Filed in the Department of State on Jun 17 2004 Secretary of the Commonwealth In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that: 1. The name of the corporation (corporate designator required, i.e., “corporation”, “incorporated”, “limited” “company” or any abbreviation. “Professional corporation” or “P.C”): USP Reading, Inc. 2. The (a) address of this corporation’s current registered office in this Commonwealth (post office box, alone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is: (a) Number and Street City State Zip County (b) Name of Commercial Registered Office Provider County co: CT Corporation System 3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988. 4. The aggregate number of shares authorized: 1,000

DSCB: 15-1306, 2102 2303/2702/290(ILLEGIBLE) A-2 5. The name and address, including number and street, if any of each incorporator (all incorporators must sign below): Name Address Alex Jenkins 15305 Dallas Parkway Suite 1600, Addison, TX 75001 6. The specified effective date, if any: month/day/year, hour, if any 7. Additional provisions of the articles, if any, attach an 8 1/2 by 11 sheet. 8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C 77a et. seq.) 9. Cooperative corporations only: Complete and strike out inapplicable term: The common bond of membership among its members/shareholders is:___ IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this 16 day of June, 2007 Signature Signature